CONSENT OF INDEPENDENT AUDITORS

Lord Abbett Series Fund, Inc. Growth and Income Portfolio-Pension Class:

We consent to the incorporation by reference in Post-Effective Amendment No. 10 to Registration Statement No. 33-31072 of our report dated January 26, 1996, appearing in the annual report to shareholders and to the reference to us under the captions "General Information" in the Prospectus and "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
New York, New York


October 28, 1996